UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2017, the Board of Directors of Banc of California, Inc., a Maryland corporation (the “Company”), authorized a restatement of the Company’s charter, which became effective upon the filing by the Company of articles of restatement of the Company’s charter with the Maryland Department of Assessments and Taxation on June 30, 2017. A copy of the articles of restatement is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The articles of restatement do not amend the Company’s charter and merely restate and consolidate all of the Company’s charter documents into a single instrument.

On June 28, 2017, the Company’s Board of Directors also approved a restatement of the Company’s bylaws that restates and consolidates the currently effective bylaw provisions into a single document. No amendment to the bylaws was effected by the restatement. A copy of the Company’s restated bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 Other Events.

Effective June 30, 2017, the Company voluntarily terminated its $75 million revolving credit facility, which had been scheduled to mature on July 17, 2017. The Company had $50 million of borrowings outstanding under the facility, which were repaid in connection with the termination.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Restatement of Charter

3.2	Fifth Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

June 30, 2017	/s/ John C. Grosvenor
John C. Grosvenor
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Restatement of Charter

3.2	Fifth Amended and Restated Bylaws

4